Exhibit 99.1

HGST Media Contact:	Western Digital Investor Contact:
Jessica Kersey	Bob Blair
HGST	Western Digital Corp.
408-717-7924	949-672-7834
jessica.kersey@hgst.com	robert.blair@wdc.com

Virident Media Contact:
Justin Gillespie
Trainer Communications
925-271-8215
Virident@trainercomm.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL EXPANDS ENTERPRISE FLASH STORAGE PORTFOLIO

WITH ACQUISITION OF VIRIDENT

Virident’s Server-Side Flash Storage Offerings to Advance HGST’s

Solid State Drive Capabilities and Solution Value

IRVINE and MILPITAS, Calif. – Sept. 9, 2013 – Western Digital® Corp. (NASDAQ: WDC) and Virident Systems, Inc. announced today that they have entered into a definitive merger agreement under which Virident, a provider of server-side flash storage solutions, will be acquired by HGST, a wholly owned subsidiary of Western Digital. Virident will be acquired for approximately $685 million in cash. This represents approximately $645 million in enterprise value, net of Virident’s estimated cash balance at closing.

Virident is a technology leader in one of the fastest growing segments in enterprise and cloud computing. Virident solutions enable enterprises to tackle performance-intensive datacenter applications with PCIe-based enterprise flash storage solutions for virtualization, database, cloud computing, and webscale applications. Virident’s FlashMAX™ II can be installed in any server and provides the highest capacity in a single low-profile card, enabling organizations to maximize the use of valuable datacenter space, reduce datacenter sprawl and provide uncompromising performance. In addition, the company’s FlashMAX Connect™ is the industry’s first software suite to deliver a shared server-side flash storage tier with enterprise-class reliability.

The pending acquisition extends HGST’s presence in enterprise SSDs, which IDC predicts will grow from $2.5B in revenue in 2012 to $7B in revenue by 20171. The acquisition further enhances the value of HGST solutions through Virident’s intelligent storage software. The integration with HGST will enable Virident to accelerate its go-to-market efforts by leveraging HGST’s strong brand, extensive channel relationships, and global customer reach.

Virident CEO Mike Gustafson will upon closing join HGST as a senior vice president leading the Virident team. Mr. Gustafson, who has more than 20 years of experience in the storage, server, networking systems and IT industries, will report to HGST President Mike Cordano.

“We have established a competitive position in the enterprise SSD space and with our recently announced acquisitions we are increasing our commitment to become an even more significant player in this high growth segment,” said Steve Milligan, president and chief executive officer, Western Digital. “Virident has a proven leadership team and a culture of innovation. Its combination of great people, leading products and advanced technology will enhance our increasingly strategic position in enterprise storage.”

“The Virident acquisition is a continuation of HGST’s strategy to address customers’ rapidly changing storage needs by delivering intelligent storage devices that tightly integrate hardware and software to maximize solution performance,” said Cordano. “Virident’s server-side flash storage helps datacenter customers solve their most significant data infrastructure challenges, including application performance across diverse workloads, power efficiency, and total cost of ownership. We welcome the Virident team to HGST and look forward to further accelerating their momentum.”

“The Virident vision is centered on leading the flash platform transformation. This includes advancing adoption of server-side flash storage, software and solutions in next-generation datacenters. Bringing technology leadership and substantial business advantage to customers is our mission and drives our team every day,” said Gustafson. “I want to recognize and thank our employees and founders for the combination of vision and execution. We are excited to join HGST and accelerate the growth of our business, partnerships and value.”

RBC Capital Markets has acted as the financial advisor to Western Digital and BofA Merrill Lynch acted as financial advisor to Virident in connection with this transaction.

Closing of the acquisition, which is subject to customary conditions, is expected to occur in the fourth calendar quarter of 2013.

Supplemental Information

Western Digital will be hosting an investment community conference call to discuss today’s announcement that will be broadcast live over the Internet today at 6 a.m. Pacific/9 a.m. Eastern. The live and archived webcast can be accessed online at http://investor.wdc.com. In addition, the investor presentation slides from the conference call as well as a question and answer document related to the Virident acquisition will also be available on the Western Digital website at the same location approximately two hours after the live event. The conference call telephone replay number is 888-562-4474 in the U.S. or +1-402-530-7662 for international callers.

About Western Digital

Western Digital Corporation (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

About HGST

HGST (formerly known as Hitachi Global Storage Technologies or Hitachi GST), a Western Digital company (NASDAQ: WDC), develops advanced hard disk drives, enterprise-class solid state drives, innovative external storage solutions and services used to store, preserve and manage the world’s most valued data. Founded by the pioneers of hard drives, HGST provides high-value storage for a broad range of market segments, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Personal Storage. HGST was established in 2003 and maintains its U.S. headquarters in San Jose, California. For more information, please visit the company’s website at http://www.hgst.com.

About Virident

Virident is a provider of server-side flash storage for the enterprise that delivers unconditional, consistent performance to data-intensive applications. The inherent advantage associated with this technology revolutionizes computing by speeding application response time and optimizing datacenter efficiency for new levels of ROI. Virident is backed by strategic investors Intel®, Cisco® Systems, Seagate and a storage solutions provider, as well as Hercules Technology Growth Capital and venture investors Artiman Ventures, Sequoia Capital, Globespan Capital Partners, and Mitsui Global Investments. For more information, visit http://www.virident.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning benefits expected from the Virident acquisition, the expected timing of the completion of the transaction and management’s anticipated plans and strategies for the Virident business. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including failure to consummate or delay in consummating the transaction; the possibility that the expected benefits of the transaction may not materialize as expected; failure to successfully integrate the products, technology, research and development capabilities, infrastructure and employees of HGST and Virident; the impact of continued uncertainty and volatility in global economic conditions; actions by competitors; business conditions and growth in the various hard drive segments; and other risks and uncertainties listed in Western Digital’s filings with the Securities and Exchange Commission (the “SEC”), including Western Digital’s recent Form 10-K filed with the SEC on August 19, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and neither Western Digital nor Virident undertakes any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

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1 Source: Worldwide Solid State Storage 2013–2017 Forecast and Analysis (IDC Doc # 240871, May 2013)

Western Digital, WD and the WD logos are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Virident and the Virident logo are either registered trademarks or trademarks of Virident in the U.S. and certain other countries. Other marks may be mentioned herein that belong to other companies.